UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 17, 2010

TIER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-23195 (Commission File Number)	94-3145844 (IRS Employer Identification No.)
11130 Sunrise Valley Drive, Suite 300 Reston, Virginia (Address of Principal Executive Offices)		20191 (Zip Code)
Registrant's telephone number, including area code: 571-382-1000
Not Applicable ------------------------------------------------------------------------------------------------------------------------ (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities act (17 CFR 230.425)
☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 17, 2010 (the “Separation Date”), Nina Vellayan ceased to be Executive Vice President and Chief Operating Officer of Tier Technologies, Inc. (the “Company”). In connection with the termination of her employment, Ms. Vellayan and the Company entered into a Severance Agreement and Release of Claims (the “Severance Agreement”), which provides that Ms. Vellayan, in exchange for her execution and nonrevocation of a general release of claims in favor of the Company, will be provided the following severance benefits: (i) a lump-sum payment equivalent to one times her base salary rate in effect as of the Separation Date; (ii) any base salary that would have been due to Ms. Vellayan between the Separation Date and October 1, 2010, in a single lump-sum payment; (iii) if a bonus is paid to the Company’s senior executives for the achievement of performance targets or performance metrics for fiscal year 2010, a pro rata portion of the bonus Ms. Vellayan would have received under the Company’s FY2010 Executive Incentive Plan, if she had been employed by the Company for the entire fiscal year; (iv) if Ms. Vellayan elects to continue receiving group health insurance pursuant to the federal “COBRA” law, payment by the Company of the premium for her and her covered beneficiaries for 12 months following the Separation Date, subject to certain limitations; and (v) accelerated vesting of 40,000 shares subject to stock options held by Ms. Vellayan that would otherwise have been unvested as of the Separation Date, subject to the conditions and limitations specified in the Severance Agreement.

In addition, pursuant to the Severance Agreement, the Company has released Ms. Vellayan from the noncompetition obligations in a provision of her Proprietary and Confidential Information, Developments, Noncompetition and Nonsolicitation Agreement with the Company. All other terms and conditions of that agreement, including the nonsolicitation obligations, remain in full force and effect.

Until August 24, 2010, Ms. Vellayan is entitled to revoke the Severance Agreement, in which case the Severance Agreement would be of no further force or effect, and Ms. Vellayan would not be entitled to the severance benefits described above.

The foregoing description of the Severance Agreement is only a summary and is qualified in its entirety by the full text of such agreement, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	Severance Agreement and Release of Claims dated August 17, 2010 between Nina Vellayan and the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIER TECHNOLOGIES, INC.

	By:	/s/Ronald W. Johnston
	Name:	Ronald W. Johnston
	Title:	Chief Financial Officer
Date: August 18, 2010

Exhibit Index

Exhibit No.	Description
99.1	Severance Agreement and Release of Claims dated August 17, 2010 between Nina Vellayan and the Company